UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2011

American Resource Technologies, Inc.

Kansas	0-12809	48-0846635
(State of Corporation)	(Commission File Number)	(IRS Emp.ID Number)

951 Greenside, #7114, Richardson, Texas  75080
(Address of principal executive offices)

(214) 705-3781
(Registrant’s telephone number, including area code)

Item 8.01.  Other Events.

On September 8, 2011, the US Securities and Exchange Commission’s Administrative Law Judge entered an “Initial Decision as to American Resource Technologies, Inc.”.  As of September 29, 2011 a Final Order for Revocation will be filed against the Company.  As of this date the Company will be revoked and the ARUR stock symbol will cease trading.  These documents can be found on the SEC’s website under the Administrative Proceeding File Number 3-14378.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SIGNED on this the 27th day of September, 2011.

American Resource Technologies, Inc.

By:  /s/  B. Fred Oden, III
       B. Fred Oden, III
       President